                                                                    EXHIBIT 99.8

FOR IMMEDIATE RELEASE

Contact: Martha Fleming, Howard Griffith
         Fidelity National (404) 240-1504

                          FIDELITY NATIONAL CORPORATION
                       REPORTS 2003 FIRST QUARTER RESULTS

         ATLANTA, GA (April 21, 2003) - Fidelity National Corporation ("Fidelity") (NASDAQ:LION) reported income from continuing operations for the first quarter of 2003 of $862,000 compared to $2,491,000 for 2002, a 65.4%
decrease. First quarter 2002 income from continuing operations included a one time after tax gain of $2,348,000. Basic and diluted earnings per share from continuing operations for the quarter ended March 31, 2003 were $.10 compared to $.28 for 2002.

         Net income for the first quarter of 2003 was $767,000 compared to $2,870,000 for the same period in 2002. Net income for the first quarter of 2002 also included the one time after tax gain of $2,348,000. Basic and diluted earnings per share for the first quarter of 2003 were $.09 compared to $.33 for the first quarter of 2002.

         Earnings for the first quarter of 2002 benefited from a significant one-time pre-tax gain of $3.5 million from the sale of Fidelity's merchant services activities. Excluding that gain, income from continuing operations for the first quarter of 2003 increased $719,000 or 502.8% when compared to same quarter 2002 earnings. On this basis, net income increased $245,000, or 46.9%.

         Fidelity Chairman James B. Miller, Jr. said, "Fidelity continues to focus on being Atlanta's Community Bank. This effort is aided by Fidelity's continued improvement in core earnings, improvements in asset quality, increase in loans outstanding and improved capital position, all of which have positioned Fidelity for earnings growth." He noted that earnings continue to benefit from increases in net interest income and declining net charge-offs.

         Net interest income for the first quarter of 2003 increased $1.4 million or 20.6% to $8.1 million when compared to the same quarter in 2002, as interest income increased and interest expense declined. The increase in the net interest income was primarily attributable to the increase in earning assets. Additionally, net interest margin increased 10 basis points for the first quarter of 2003 to 3.35% when compared to the first quarter of 2002.

         Total interest income for the first quarter of 2003 increased $370,000 or 2.6% compared to the same quarter in 2002. The increase in interest income on average earning assets was attributable to the $144 million increase in average earning assets, which was partially offset by

Fidelity National Corporation
First Quarter Earnings Release
April 21, 2003
Page 2


an 82 basis point decline in the yield on earning assets to 6.02% for the first quarter of 2003 compared to the same period in 2002.

         Interest expense for the first quarter of 2003 declined $1.0 million or 13.7% compared to the same quarter in 2002. The decline in interest expense was primarily attributable to a 109 basis point decline in the cost of interest bearing liabilities to 3.08%.

         First quarter 2003 net charge-offs were $573,000 compared to $588,000 for the same period in 2002. The ratio of net charge-offs to average loans outstanding for the first quarter declined to .30% compared to .35% for the same quarter of 2002. The decrease in the charge-off ratio was primarily attributable to improving consumer asset quality on a larger volume of loans outstanding. The first quarter provision for loan losses was $1.0 million compared to $1.3 million for the same period in 2002.

         Noninterest income for the first quarter of 2003 was $3.7 million compared to $7.9 million for the same period of 2002, a decrease of 52.9%. First quarter 2002 noninterest income benefited from $756,000 in revenue from merchant services activities and a $3.5 million net pre-tax gain on the sale of the company's merchant servicing activities. Excluding those items, noninterest income for the quarter of 2003 increased $99,000. The significant increase in mortgage banking revenue due to increased mortgage loan activity and the increase in securities gains were partially offset by declines in revenues from brokerage and indirect lending activities.

         Noninterest expense for the first quarters of 2003 and 2002 was unchanged at $9.6 million, as increases in salaries and benefits, occupancy, communication and professional services were offset by declines in other operating expense categories. Brokerage related noninterest expense for the first quarter of 2003 included $465,000 of expenses associated with the new affiliation with Raymond James for the delivery of brokerage services, as well as the proposed settlement with the Securities and Exchange Commission and settlements with brokerage customers related to brokerage activities. The Raymond James affiliation will provide a wider range of brokerage products to Fidelity Bank's customers. They will also provide brokerage execution, clearing and compliance services beginning in the second quarter of 2003.

         As of March 31, 2003, total assets were $1,032 million, compared to $958 million at March 31, 2002, a 7.8% increase. In other year-ago comparisons, total loans increased 15.8% to $829 million. Deposits increased 8.1% to $864 million and shareholders' equity increased 17.2% to $71 million.

Fidelity National Corporation
First Quarter Earnings Release
April 21, 2003
Page 3


         This release contains certain forward-looking statements including statements relating to present or future trends or factors generally affecting the banking industry and specifically affecting Fidelity's operations, markets and products. Without limiting the foregoing, the words "believes," "anticipates," "intends," "expects" or similar expressions are intended to identify forward-looking statements. These forward-looking statements involve certain risks and uncertainties. Actual results could differ materially from those projected for many reasons, including, without limitation, changing events and trends that have influenced Fidelity's assumptions, but that are beyond Fidelity's control. These trends and events include (i) changes in the interest rate environment which may reduce margins, (ii) non-achievement of expected growth, (iii) less favorable than anticipated changes in the national and local business environment and securities markets, (iv) adverse changes in the regulatory requirements affecting Fidelity, (v) greater competitive pressures among financial institutions in Fidelity's market and (vi) greater loan losses than historic levels. Additional information and other factors that could affect future financial results are included in Fidelity's filings with the Securities and Exchange Commission.

         Fidelity National Corporation, through its operating subsidiary, Fidelity National Bank, provides a wide range of banking, mortgage and investment services through 19 branches in Atlanta, Georgia. Mortgage, construction, and automobile loans are also provided through offices in Jacksonville, Florida. For additional information about Fidelity's products and services, please visit www.FidelityNational.com.

                          FIDELITY NATIONAL CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)


                                                 FOR THE QUARTERS ENDED
                                                       MARCH 31,
                                              ------------------------------
                                                 2003               2002
                                              -----------        -----------
INTEREST INCOME

   LOANS, INCLUDING FEES                      $12,710,331        $12,655,227
   INVESTMENT SECURITIES                        1,743,512          1,488,148
   FEDERAL FUNDS SOLD                              76,949             38,780
   DEPOSITS WITH OTHER BANKS                       29,074              8,164
                                              -----------        -----------
      TOTAL INTEREST INCOME                    14,559,866         14,190,319

INTEREST EXPENSE

  DEPOSITS                                      5,183,048          6,137,295
  SHORT-TERM BORROWINGS                            86,280            374,158
  TRUST PREFERRED SECURITIES                      567,410            511,385
  OTHER LONG-TERM DEBT                            604,919            437,385
                                              -----------        -----------
      TOTAL INTEREST EXPENSE                    6,441,657          7,460,223
                                              -----------        -----------

NET INTEREST INCOME                             8,118,209          6,730,096

PROVISION FOR LOAN LOSSES                       1,000,000          1,264,476
                                              -----------        -----------

NET INTEREST INCOME AFTER

  PROVISION FOR LOAN LOSSES                     7,118,209          5,465,620

NONINTEREST INCOME

  SERVICE CHARGES ON DEPOSITS ACCOUNTS          1,259,038          1,227,676
  MERCHANT ACTIVITIES                                  --          4,265,263
  MORTGAGE BANKING ACTIVITIES                     873,388            535,150
  BROKERAGE ACTIVITIES                            117,848            237,610
  INDIRECT LENDING ACTIVITIES                     560,236            803,662
  SECURITIES GAINS, NET                           330,924             63,148
  OTHER OPERATING INCOME                          574,033            748,729
                                              -----------        -----------
    TOTAL NONINTEREST INCOME                    3,715,467          7,881,238

NONINTEREST EXPENSE

  SALARIES AND EMPLOYEE BENEFITS                4,810,065          4,411,273
  FURNITURE AND EQUIPMENT                         682,113            825,127
  NET OCCUPANCY                                   985,475            836,508
  MERCHANT PROCESSING                                  --            525,234
  COMMUNICATION EXPENSES                          408,355            390,046
  PROFESSIONAL AND OTHER SERVICES               1,190,456          1,122,933
  OTHER OPERATING EXPENSES                      1,570,162          1,519,991
                                              -----------        -----------
    TOTAL NONINTEREST EXPENSE                   9,646,626          9,631,112
                                              -----------        -----------

INCOME FROM CONTINUING OPERATIONS
    BEFORE INCOME TAX EXPENSE                   1,187,050          3,715,746
INCOME TAX EXPENSE                                325,206          1,224,472
                                              -----------        -----------
INCOME FROM CONTINUING OPERATIONS                 861,844          2,491,274



                          FIDELITY NATIONAL CORPORATION
                  CONSOLIDATED STATEMENTS OF INCOME (CONTINUED)
                                   (UNAUDITED)



                                                  FOR THE QUARTERS ENDED
                                                        MARCH 31,
                                              -----------        -----------
                                                  2003              2002
                                              -----------        -----------

DISCONTINUED OPERATIONS:
(LOSS) INCOME FROM DISCONTINUED OPERATIONS
    (NET OF INCOME TAXES OF ($51,796)
         AND $194,556, RESPECTIVELY)              (95,276)           378,777
                                              -----------        -----------

NET INCOME                                    $   766,568        $ 2,870,051
                                              ===========        ===========

EARNINGS PER SHARE FROM
    CONTINUING OPERATIONS:
BASIC EARNINGS PER SHARE                      $      0.10        $      0.28
                                              ===========        ===========
DILUTED EARNINGS PER SHARE                    $      0.10        $      0.28
                                              ===========        ===========

EARNINGS PER SHARE:
BASIC EARNINGS PER SHARE                      $      0.09        $      0.33
                                              ===========        ===========
DILUTED EARNINGS PER SHARE                    $      0.09        $      0.33
                                              ===========        ===========

WEIGHTED AVERAGE COMMON
    SHARES OUTSTANDING                          8,858,732          8,781,628
                                              ===========        ===========

                          FIDELITY NATIONAL CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                     MARCH 31,              DECEMBER 31,              MARCH 31,
                                                       2003                    2002                    2002
                                                 ---------------          ---------------          -------------
ASSETS

CASH AND DUE FROM BANKS                          $    29,445,475          $    57,483,024          $  24,230,399
FEDERAL FUNDS SOLD                                     4,494,298               69,455,481             15,866,392
INVESTMENTS AVAILABLE-FOR-SALE                       133,703,790              110,866,468             81,747,960
INVESTMENTS HELD-TO-MATURITY                           8,023,403                8,887,858             11,022,939
LOANS HELD-FOR-SALE                                   55,630,738               35,466,743             26,198,146
LOANS                                                773,098,881              754,829,651            689,518,283
ALLOWANCE FOR LOAN LOSSES                            (10,092,888)              (9,665,476)            (6,208,159)
                                                 ---------------          ---------------          -------------
LOANS, NET                                           763,005,993              745,164,175            683,310,124
PREMISES AND EQUIPMENT, NET                           14,495,478               14,744,439             15,440,052
OTHER REAL ESTATE                                      2,682,319                2,628,799              3,948,980
NET (LIABILITIES) ASSETS OF DISCONTINUED
   OPERATIONS                                           (770,644)              (1,189,483)            71,689,126
ACCRUED INTEREST RECEIVABLE                            4,908,507                4,896,250              5,027,278
OTHER ASSETS                                          16,856,414               17,957,429             19,111,684
                                                 ---------------          ---------------          -------------

          TOTAL ASSETS                           $ 1,032,475,771          $ 1,066,361,183          $ 957,593,080
                                                 ===============          ===============          =============


LIABILITIES

DEPOSITS:

    NONINTEREST BEARING DEMAND                   $   111,264,380          $   114,034,591          $ 104,021,691
    INTEREST BEARING DEMAND/
       MONEY MARKET                                  153,517,496              157,652,135            135,196,961
    SAVINGS                                          116,637,583              105,810,127            112,471,439
    TIME DEPOSITS, $100,000 AND OVER                 166,613,007              177,422,755            160,907,223
    OTHER TIME DEPOSITS                              315,984,626              351,174,778            286,887,563
                                                 ---------------          ---------------          -------------
         TOTAL DEPOSIT LIABILITIES                   864,017,092              906,094,386            799,484,877

FHLB SHORT-TERM BORROWINGS                            10,000,000                       --             15,000,000
FED FUNDS PURCHASED/SECURITIES SOLD/
   OTHER SHORT-TERM BORROWINGS                        28,084,108               17,326,379             12,038,013
TRUST PREFERRED SECURITIES                            20,500,000               20,500,000             20,500,000
OTHER LONG-TERM DEBT                                  30,507,500               40,507,500             41,833,911
ACCRUED INTEREST PAYABLE                               3,279,906                4,300,977              3,482,499
OTHER LIABILITIES                                      4,992,332                6,464,919              4,592,121
                                                 ---------------          ---------------          -------------
          TOTAL LIABILITIES                          961,380,938              995,194,161            896,931,421

SHAREHOLDERS' EQUITY

COMMON STOCK                                          40,380,384               40,334,910             39,816,731
TREASURY STOCK                                           (69,325)                 (69,325)               (69,325)
ACCUMULATED OTHER COMPREHENSIVE
     INCOME (LOSS)                                     1,705,292                2,145,928               (643,431)
RETAINED EARNINGS                                     29,078,482               28,755,509             21,557,684
                                                 ---------------          ---------------          -------------
          TOTAL SHAREHOLDERS' EQUITY                  71,094,833               71,167,022             60,661,659
                                                 ---------------          ---------------          -------------

          TOTAL LIABILITIES AND SHARE-
                   HOLDERS' EQUITY               $ 1,032,475,771          $ 1,066,361,183          $ 957,593,080
                                                 ===============          ===============          =============

BOOK VALUE PER SHARE                             $          8.02          $          8.04          $        6.91
                                                 ===============          ===============          =============
SHARES OF COMMON STOCK OUTSTANDING                     8,860,669                8,855,532              8,781,628
                                                 ===============          ===============          =============

                          FIDELITY NATIONAL CORPORATION
                    ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
                           FROM CONTINUING OPERATIONS



                                                           March 31,          December 31,
                                                             2003                 2002
                                                          -----------         ------------

BALANCE AT BEGINNING OF PERIOD                            $ 9,665,476         $5,531,919
CHARGE-OFFS:
          COMMERCIAL, FINANCIAL AND AGRICULTURAL                   --            340,322
          REAL ESTATE-CONSTRUCTION                                 --              2,352
          REAL ESTATE-MORTGAGE                                  7,292             62,863
          CONSUMER INSTALLMENT                                668,372          2,646,957
                                                          -----------         ----------
             TOTAL CHARGE-OFFS                                675,664          3,052,494
RECOVERIES:

          COMMERCIAL, FINANCIAL AND AGRICULTURAL                8,000              2,000
          REAL ESTATE-CONSTRUCTION                                 --                 --
          REAL ESTATE-MORTGAGE                                  2,693              2,600
          CONSUMER INSTALLMENT                                 92,383            513,853
                                                          -----------         ----------
             TOTAL RECOVERIES                                 103,076            518,453
                                                          -----------         ----------
NET CHARGE-OFFS                                               572,588          2,534,041
PROVISION FOR LOAN LOSSES                                   1,000,000          6,667,598
                                                          -----------         ----------
BALANCE AT END OF PERIOD                                  $10,092,888         $9,665,476
                                                          ===========         ==========


RATIO OF NET CHARGE-OFFS DURING PERIOD TO AVERAGE
             LOANS OUTSTANDING, NET                              0.30%              0.36%
ALLOWANCE FOR LOAN LOSSES AS A PERCENTAGE OF LOANS               1.31%              1.28%


                              NONPERFORMING ASSETS
                           FROM CONTINUING OPERATIONS



                                                           March 31,          December 31,
                                                             2003                 2002
                                                          -----------         ------------
NONACCRUAL LOANS                                           $3,400,000          $3,756,000
REPOSSESSIONS                                                 990,000             886,000
OTHER REAL ESTATE                                           2,682,000           2,629,000
                                                           ----------          ----------
             TOTAL NONPERFORMING ASSETS                    $7,072,000          $7,271,000
                                                           ==========          ==========

LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING          $   87,000          $  334,000

RATIO OF PAST DUE LOANS TO TOTAL LOANS                           0.01%               0.04%
RATIO OF NONPERFORMING ASSETS TO TOTAL LOANS
             AND REPOSSESSIONS                                   0.85%               0.92%

FIDELITY NATIONAL CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS

                                                                               FOR THE QUARTER ENDED
                                               ----------------------------------------------------------------------------------
                                                             March 2003                                  March 2002
                                               -------------------------------------      ----------------------------------------
                                               Average           Income/      Yield/       Average          Income/         Yield/
(dollars in thousands)                         Balance           Expense       Rate        Balance           Expense         Rate
                                               -------------------------------------      ----------------------------------------
Assets
Interest-earning assets:
Loans, net of unearned income
  Taxable                                      $   805,108      $  12,671      6.38%      $ 730,762          $ 12,641        7.01%
  Tax-exempt (1)                                     2,708             56      8.41%          1,034                22        8.65%
                                               -----------      ---------                 ---------          --------
     Total loans                                   807,816         12,727      6.38%        731,796            12,663        7.01%

Investment securities

  Taxable                                          138,604          1,744      5.15%         96,720             1,488        6.13%
  Tax-exempt                                            --             --                        --                --        0.00
                                               -----------      ---------                 ---------          --------
     Total investment securities                   138,604          1,744      5.15%         96,720             1,488        6.13%

Interest-bearing deposits                           10,005             29      1.18%          2,122                 8        1.56%
Federal funds sold                                  27,004             77      1.16%          9,237                39        1.70%
                                               -----------      ---------                 ---------          --------
     Total interest-earning assets                 983,429         14,577      6.02%        839,875            14,198        6.84%

Cash and due from banks                             20,544                                   23,982
Allowance for loan losses                           (9,856)                                  (6,375)
Premises and equipment, net                         14,861                                   15,809
Other real estate owned                              2,676                                    4,248
Other assets                                        21,614                                   16,515
                                               -----------                                ---------
     Total assets                              $ 1,033,268                                $ 894,054
                                               ===========                                =========

Liabilities and shareholders' equity
Interest-bearing liabilities:
Demand deposits                                $   154,027      $     491      1.29%      $ 124,735          $    584        1.90%
Savings deposits                                   108,986            492      1.83%        111,333               767        2.80%
Time deposits                                      504,926          4,200      3.37%        468,209             5,377        4.66%
                                               -----------      ---------                 ---------          --------
     Total interest-bearing deposits               767,939          5,183      2.74%        704,277             6,728        3.87%

Federal funds purchased                              1,544              6      1.52%          2,878                15        2.05%
Securities sold under agreements to
  repurchase                                        17,863             47      1.06%         21,842               123        2.29%
Other short-term borrowings                          2,000             34      0.00%         17,111               263        6.23%
Long-term debt                                      59,008          1,172      8.06%         60,223             1,180        7.95%
Credit cards                                            --             --                   (81,443)             (848)
                                               -----------      ---------                 ---------          --------
     Total interest bearing liabilities            848,354          6,442      3.08%        724,888             7,461        4.17%

Noninterest-bearing :
Demand deposits                                    107,089                                  102,928
Other liabilities                                    6,745                                    7,437
Shareholders' equity                                71,080                                   58,801
                                               -----------                                ---------
  Total liabilities and
     shareholders' equity                      $ 1,033,268                                $ 894,054
                                               ===========                                =========

Net interest income / spread                                    $   8,135      2.94%                       $    6,737        2.67%
                                                                =========                                  ==========
Net interest margin                                                            3.35%                                         3.25%

(1) Interest income includes the effect of taxable-equivalent adjustment of $17,000